UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

Columbia Pipeline Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36838	47-1982552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5151 San Felipe Street, Houston, Texas 77056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 386-3701

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

On July 1, 2016, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 17, 2016, among Columbia Pipeline Group, Inc., a Delaware corporation (“CPG”), TransCanada PipeLines Limited, a Canadian corporation (“Parent”), TransCanada PipeLine USA Ltd., a Nevada corporation and a wholly owned subsidiary of Parent (“US Parent”), Taurus Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of US Parent (“Merger Sub”), and solely for purposes of Section 3.02, Section 5.02, Section 5.09 and Article VIII of the Merger Agreement, TransCanada Corporation, a Canadian corporation and the direct parent company of Parent (“TransCanada”), TransCanada completed its previously announced acquisition of CPG through the merger of Merger Sub with and into CPG (the “Merger”), with CPG as the surviving corporation in the Merger (the “Surviving Corporation”). As a result of the Merger, CPG became a wholly owned direct subsidiary of US Parent and a wholly owned indirect subsidiary of TransCanada. The Merger became effective at 12:01 a.m. Eastern Daylight Time on July 1, 2016 (the “Effective Time”).

At the Effective Time, by virtue of the Merger, each issued and outstanding share of common stock, par value $0.01 per share, of CPG (“CPG Common Stock”) (other than (i) shares of CPG Common Stock owned immediately prior to the Effective Time by TransCanada, Parent, US Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of TransCanada, Parent or US Parent and shares owned by CPG (and in each case not held by any such person on behalf of a third party or held in any rabbi trust in connection with any CPG benefit plan) (collectively, the “Cancelled Shares”), which were cancelled without any consideration being payable therefor, and (ii) shares of CPG Common Stock that were owned immediately prior to the Effective Time by stockholders who had perfected and not withdrawn a demand for appraisal rights pursuant to Delaware law with respect to such shares (collectively, the “Dissenting Shares”)) was cancelled and converted into the right to receive cash in an amount, without interest, equal to $25.50 per share (the “Per Share Merger Consideration”). At the Effective Time, all shares of CPG Common Stock ceased to be outstanding, were cancelled and ceased to exist, and each share of CPG Common Stock formerly represented by book-entry (other than Cancelled Shares and Dissenting Shares), represents only the right to receive the Per Share Merger Consideration, and each Dissenting Share formerly represented by book-entry represents only the right to receive the payment provided by Section 262 of the Delaware General Corporation Law.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to CPG’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2016 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, (i) CPG repaid all outstanding obligations in respect of principal, interest, and fees and, effective as of July 1, 2016, terminated all applicable commitments under the Revolving Credit Agreement, dated as of December 5, 2014 (the “CPG Credit Agreement”), by and among CPG, as borrower, CPG OpCo LP, a Delaware limited partnership, Columbia Energy Group, a Delaware corporation (“CEG”) and CPG OpCo GP LLC, a Delaware limited liability company (“OpCo GP”), each as guarantor, the financial institutions from time to time party thereto as lenders, the co-documentation agents party thereto, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, and Citibank, N.A., as syndication agent, and (ii) Columbia Pipeline Partners LP, a Delaware limited partnership and an indirect subsidiary of CPG (“CPPL”), repaid all outstanding obligations in respect of principal, interest and fees and, effective as of July 1, 2016, terminated all applicable commitments under the Revolving Credit Agreement, dated as of December 5, 2014, by and among CPPL, as borrower, CPG, CEG and OpCo GP, each as guarantor, the financial institutions from time to time party thereto as lenders, the co-documentation agents party thereto, Wells Fargo Bank, National Association, as administrative agent for the lenders, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as syndication agent. The letters of credit that were outstanding under the CPG Credit Agreement prior to the termination of the commitments thereunder were, as of the Effective Time, converted into letters of credit deemed to be issued and defined under an existing credit facility of US Parent.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the section above entitled “Introductory Note” is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Shares of CPG Common Stock are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and listed on the New York Stock Exchange (the “NYSE”) under the symbol “CPGX.” As a result of the Merger, at the Effective Time, each share of CPG Common Stock was automatically cancelled and, other than Cancelled Shares, converted into the right to receive the Per Share Merger Consideration (or, in the case of Dissenting Shares, the right to receive the payment provided by Section 262 of the Delaware General Corporation Law). Shares of CPG Common Stock were suspended from trading on the NYSE effective as of the opening of trading on July 1, 2016. At CPG’s request, the NYSE has filed with the SEC a Form 25 on CPG’s behalf to commence the process of withdrawing shares of CPG Common Stock from listing with the NYSE and terminating the registration of such shares under Section 12(b) of the Exchange Act. CPG intends to file a Form 15 with the SEC to terminate the registration of the shares of CPG Common Stock under the Exchange Act and suspend its reporting obligations with respect to such shares under Section 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement and subject to the terms and conditions thereof, at the Effective Time, each outstanding CPG restricted stock unit, performance stock unit and phantom unit, whether or not vested, was deemed to be fully vested (in the case of performance stock units, based on performance deemed satisfied at the greater of actual performance for the relevant period and the target level of 100%), cancelled and converted into the right of the holder to receive the Per Share Merger Consideration in respect of each share of CPG Common Stock underlying such award.

The information set forth in the section above entitled “Introductory Note” is incorporated herein by reference.

Item 5.01 Change in Control of Registrant.

As a result of the consummation of the Merger, at the Effective Time, a change of control of CPG occurred and CPG became a wholly owned direct subsidiary of US Parent and a wholly owned indirect subsidiary of TransCanada.

The total cash consideration payable by TransCanada for all of the outstanding equity securities of CPG is approximately $10.2 billion in cash, which was funded through a combination of (i) net proceeds of approximately $3.2 billion from TransCanada’s public offering of its subscription receipts, which was completed on April 1, 2016; (ii) amounts drawn under a $5.2 billion two-year senior unsecured bridge term loan credit facility that Parent entered into with Royal Bank of Canada, as administrative agent, and other financial institutions; (iii) amounts drawn under a $1.7 billion two-year senior unsecured bridge term loan credit facility US Parent entered into with Royal Bank of Canada, as administrative agent, and other financial institutions; and (iv) existing cash on hand and other sources available to TransCanada. TransCanada also assumed approximately $2.8 billion of indebtedness of CPG in connection with the Merger.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements to Certain Officers.

As disclosed in a Current Report on Form 8-K filed by CPG on June 28, 2016, effective as of the Effective Time, Robert C. Skaggs, Jr., former Chairman of the Board of Directors and Chief Executive Officer of

CPG, Glen L. Kettering, former President of CPG, Stephen P. Smith, former Executive Vice President of CPG and Jon D. Veurink, former Senior Vice President and Chief Accounting Officer of CPG, resigned from their roles as executive officers of CPG. In addition, effective as of the Effective Time, Mr. Skaggs, Sigmund L. Cornelius, Marty R. Kittrell, W. Lee Nutter, Deborah S. Parker, Lester P. Silverman and Teresa A. Taylor, constituting all of the members of the board of directors of CPG as of immediately prior to the Effective Time, resigned from their roles as directors of CPG. None of these resignations were as a result of any disagreement with CPG, its management or its board of directors.

At the Effective Time, Stanley G. Chapman III, Brandon M. Anderson and Ronald L. Cook became the directors of CPG and the following persons were appointed as executive officers of CPG: Stanley G. Chapman III, President, Shawn L. Patterson, Vice President, Operations, and Nathaniel A. Brown, Controller and Principal Financial Officer.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 1, 2016, in connection with the consummation of the Merger, CPG amended and restated its certificate of incorporation. Effective that same date, CPG amended and restated its bylaws. The amended and restated certificate of incorporation of CPG and the amended and restated bylaws of CPG are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

On June 30, 2016, CPG issued a press release announcing, among other things, that all conditions to the Merger had been satisfied and all necessary filings had been made such that the Merger would become effective at 12:01 a.m., Eastern Daylight Time, on July 1, 2016. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of March 17, 2016, by and among TransCanada PipeLines Limited, TransCanada PipeLine USA Ltd., Taurus Merger Sub Inc., Columbia Pipeline Group, Inc., and solely for purposes of Section 3.02, Section 5.02, Section 5.09 and Article VIII thereof, TransCanada Corporation (incorporated by reference to Exhibit 2.1 to CPG’s Current Report on Form 8-K filed on March 18, 2016).

3.1	Second Restated Certificate of Incorporation of Columbia Pipeline Group, Inc.

3.2	Third Amended and Restated Bylaws of Columbia Pipeline Group, Inc.

99.1	Press Release issued by Columbia Pipeline Group, Inc., dated June 30, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Columbia Pipeline Group, Inc.

Date: July 1, 2016

	By:	/s/ Gabriel Nwuli
Name: Gabriel Nwuli
Title: Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of March 17, 2016, by and among TransCanada PipeLines Limited, TransCanada PipeLine USA Ltd., Taurus Merger Sub Inc., Columbia Pipeline Group, Inc., and solely for purposes of Section 3.02, Section 5.02, Section 5.09 and Article VIII thereof, TransCanada Corporation (incorporated by reference to Exhibit 2.1 to CPG’s Current Report on Form 8-K filed on March 18, 2016).

3.1	Second Restated Certificate of Incorporation of Columbia Pipeline Group, Inc.

3.2	Third Amended and Restated Bylaws of Columbia Pipeline Group, Inc.

99.1	Press Release issued by Columbia Pipeline Group, Inc., dated June 30, 2016.